Exhibit 3.29
ARTICLES OF INCORPORATION
OF
GWS & C, INC.
     The undersigned, being a natural person of the age of eighteen (18) years or more, acting as the incorporator of a corporation under the Texas Business Corporation Act, hereby adopts the following Articles of Incorporation for such corporation.
ARTICLE ONE.
     The name of the corporation is GWS & C, Inc.
ARTICLE TWO.
     The period of its duration is perpetual.
ARTICLE THREE.
     The purpose for which the corporation is organized is to transact any and all lawful business for which corporations may be incorporated under the Texas Business Corporation Act.
ARTICLE FOUR.
     The corporation is authorized to issue two classes of capital stock to be designated Common Stock and Class B Common Stock. The total number of shares of capital stock which the corporation shall have authority to issue is Twenty Thousand (20,000). The total authorized number of shares of Common Stock is Ten Thousand (10,000) with a par value of One Dollar ($1.00) each. The total authorized number of shares of Class B Common Stock is Ten Thousand (10,000) with a par value of One Dollar ($1.00) each.
     The Common Stock and Class B Common Stock shall have all of the same rights, privileges and limitations and shall be equal in all respects, except that the Class B Common Stock shall have no voting rights.

ARTICLE FIVE.
     The corporation will not commence business until it has received for the issuance of its shares consideration of the value of One Thousand Dollars ($1,000.00), consisting of money, labor done or property actually received.
ARTICLE SIX.
     No holder of shares of stock of the corporation will be entitled to cumulative voting with respect to the election of directors.
ARTICLE SEVEN.
     No stockholder of the corporation will by reason of his holding shares of stock of the corporation have any preemptive or preferential rights to purchase or subscribe to any shares of any class of stock of the corporation, or any notes, debentures, bonds, warrants, options, or other securities of the corporation, now or hereafter to be authorized.
ARTICLE EIGHT.
     The post office address of the initial registered office of the corporation is P.O. Box 57, Big Lake, Texas 76932, and the name of the initial registered agent of the corporation at such address is Benjamin F. Sandel.
ARTICLE NINE.
     The number of directors shall be fixed in the manner provided in the Bylaws of the corporation. The initial Board of Directors will consist of one (1) director, and the name and address of the person who is to serve as director until the first annual meeting of shareholders or until his successor is elected and qualified is:

Name	Address
Benjamin F. Sandel	1001 North Florida Street
Big Lake, Texas 76932

ARTICLE TEN.
     The name and address of the incorporator is as follows:

Name	Address
Phillip A. Wylie	825 Heritage Square Tower
4835 LBJ Freeway
Dallas, TX 75234
     IN WITNESS WHEREOF, the undersigned has hereunto set his hand this 6th day of February, 1979.

/s/ Phillip A. Wylie

Phillip A. Wylie

ARTICLES OF AMENDMENT
TO
ARTICLES OF INCORPORATION
OF
GWS & C, INC.
     Pursuant to the provisions of Article 4.04 of the Texas Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:
ARTICLE ONE
     The name of the corporation is GWS & C, Inc.
ARTICLE TWO
     The following amendments to the Articles of Incorporation were unanimously adopted by the shareholders of the corporation on September 1, 1981:
     (1) Article One is amended to read:
ARTICLE ONE
The name of the corporation is Globe Energy Services, Inc.
     (2) Article Four is amended to read:
ARTICLE FOUR
The aggregate number of shares which the corporation shall have authority to issue is Ten Million (10,000,000), consisting of Ten Million (10,000,000) shares of no par value common stock.
ARTICLE THREE
     The number of shares of the corporation outstanding at the time of such adoption was fourteen thousand one hundred (14,100) and the number of shares entitled to vote thereon was fourteen thousand one hundred (14,100).

     The designation and number of outstanding shares of each class entitled to vote thereon as a class were as follows:

CLASS	NUMBER OF SHARES
Common Stock
($1.00 par value)	6,700
Class B Common Stock
($1.00 par value)	7,400
ARTICLE FOUR
     The holders of all of the shares outstanding and entitled to vote on said amendments have signed a consent in writing adopting said amendments.
ARTICLE FIVE
     The manner in which any exchange, reclassification or cancellation of issued shares provided for in the amendment shall be effected, is as follows: Upon issuance of the Certificate of Amendment, the presently outstanding common stock, $1.00 par value, shall be automatically converted into shares of the new common stock, no par value, of the corporation on a one for one basis and the shares of the presently outstanding Class B common stock, $1.00 par value, of the corporation shall be automatically converted into shares of the new common stock, no par value, of the corporation on a two for one basis; provided, however, no fractional shares shall be issued in connection with such conversion.
ARTICLE SIX
     The aforesaid amendments to the Articles of Incorporation of the corporation do not effect a change in the amount of stated capital of the corporation.
     Dated: October 15, 1981

GWS&C, INC.

By:	/s/ Frank Sandel

Frank Sandel, President

By:	/s/ Bonnie Sandel

Bonnie Sandel, Secretary

SECOND ARTICLES OF AMENDMENT
TO THE ARTICLES OF INCORPORATION
OF
GLOBE ENERGY SERVICES, INC.
     Pursuant to the provisions of Article 4.04 of the Texas Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:
     1. The name of the corporation is GLOBE ENERGY SERVICES, INC.
     2. Pursuant to the Unanimous Written Consent of the stockholders of the corporation, effective February 10, 1987, Article One of the Articles of Incorporation is amended to read:
ARTICLE ONE
     The name of the corporation is GLOBE WELL SERVICE, INC.
     3. The number of shares of the corporation outstanding at the time of such adoption was 6,700 shares of common stock, and the number of shares entitled to vote thereon was 6,700 shares of common stock. The par value of such stock is $-0- per share.
     4. The number of shares of the corporation voting “for” such amendment was 6,700 shares of common stock. The number of shares of the corporation voting “against” such amendment was -0- shares of common stock.
DATE: February 14, 1987

GLOBE ENERGY SERVICES, INC.

By:	/s/ Frank Sandel

Frank Sandel
Its President

ARTICLES OF AMENDMENT
TO THE ARTICLES OF INCORPORATION
OF
GLOBE WELL SERVICE, INC.
     Pursuant to the provisions of the Texas Business Corporation Act, as amended, the undersigned adopts the following Articles of Amendment to its Articles of Incorporation:
1.	The name of the corporation is Globe Well Service, Inc.

2.	Pursuant to the Unanimous Written Consent of the stockholders and the Board of Directors of the corporation, effective as of October 1, 1997, the Articles of Incorporation are amended as follows:

3.	Article Four of the Articles of Incorporation is deleted in its entirety, and the following is substituted therefor:
ARTICLE FOUR
     The corporation is authorized to issue two classes of shares to be designated respectively “Voting Common” and “Nonvoting Common.” The aggregate total number of shares of common and nonvoting which the corporation is authorized to issued is 10,100,000 shares. The number of Voting Common shares authorized is 10,000,000 of no par value. The number of Nonvoting Common shares authorized is 100,000 of no par value. Voting Common shares and Nonvoting Common shares shall each have the same fair market value.
4.	The number of shares of the corporation outstanding at the time of such adoption was 4,521 shares of common stock, and the number of shares entitled to vote thereon was 4,521 shares of common stock.

5.	The number of shares of the corporation voting “for” such amendment was 4,521 shares of common stock. The number of shares of the corporation voting “against” such amendment was -0- shares of common stock.

6.	The new Article Four set out previously herein reclassified the stock of the corporation. There is currently 10,000,000 authorized common shares with no par value. Of this amount, 4,521 shares are issued and outstanding. Immediately upon the filing and approval of these Articles of Amendment, these 4,521 common, no par value shares shall convert into and become 4,521 shares of Voting Common, no par value stock. No Nonvoting Common, no par value shares shall be issued at this time.

7.	The amendments set out herein in no way effect a change in the stated capital of the corporation at this time.
Dated Effective October 1, 1997.

Globe Well Service, Inc.

/s/ Pete Sandel

Pete Sandel, President